I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "UNIVERSAL FOG, INC.", CHANGING ITS NAME FROM "UNIVERSAL FOG, INC." TO "CHINA HEALTH IDUSTRIES HOLDINGS, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF FEBRUARY, A.D. 2009, AT 8:58 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE NINETEENTH DAY OF FEBRUARY, A.D. 2009.

SECRETARY'S OFFICE 1793 DELAWARE 1855

Jeffrey W. Bullock, Secretary of State

3844486 8100

AUTHENTICATION: 7132352

090125933

DATE: 02-12-09

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:36 AM 02/11/2009
FILED 08:58 AM 02/11/2009
SRV 090125933 - 3844486 FILE

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
UNIVERSAL FOG, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Universal Fog, Inc. (the "Company"), a Delaware Corporation, does hereby submit this Certificate of Amendment for the purpose of amending the Company's Certificate of Incorporation as follows:

FIRST: The name of the Company is:

UNIVERSAL FOG, INC.

SECOND: The Articles of Incorporation of the Company is hereby amended by changing the name of the Company in Article FIRST to:

CHINA HEALTH INDUSTRIES HOLDINGS, INC.

THIRD: This Amendment was duly adopted by the Board of Directors pursuant to actions taken by unanimous written consent of Board of Directors of the Company and majority written consent of the Shareholders of the Company on January 9, 2009.

FOURTH: This Amendment shall take effect as of February 19, 2009.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this February 11, 2009.

UNIVERSAL FOG, INC.

By: ______________________

Sun Xin, Chief Executive Officer